AMERICAN ITALIAN PASTA COMPANY

--------------------------------------------------------------------------------
                                                                           NEWS
                                                                         RELEASE

Contact:
Serri Helm -
Director of Investor Relations
816/584-5235
shelm@aipc.com

FOR IMMEDIATE RELEASE

                     AMERICAN ITALIAN PASTA COMPANY REPORTS
                          RECORD THIRD QUARTER RESULTS

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     o    Third quarter revenues grew 14% to $104.3 million on 11% volume growth. Year-to-date revenues grew 16% to $322.0 million on 15% volume growth.

     o    Diluted EPS of $0.65 vs. $0.59 last year, up 10% over prior year and within the range of previous guidance.

     o    Exclusive supply agreement with Sysco extended through June 2006 with renewal options, continuing a successful 15-year relationship.

KANSAS CITY, MO, July 30, 2003 --- American Italian Pasta Company (NYSE:PLB)
today announced record results for the third fiscal quarter of 2003.

Revenues increased 14% to $104.3 million from $91.8 million in the fiscal 2002 third quarter on strong volume growth of 11%, led by double-digit volume and revenue growth in both the Retail and Institutional businesses. Revenue growth was well balanced with Institutional revenue growing 15% on volume growth of 14%
and Retail revenue growing 13% on volume growth of 10%. As expected, AIPC's
Private Label, Ingredient, International, and recently acquired Golden Grain and
Specialty businesses were the largest drivers of this balanced growth. Diluted earnings per share increased 10% to $0.65 versus last year's $0.59.

"The double-digit revenue and profit growth are pleasing given the current environment, where many food companies are finding it difficult to generate strong revenue growth," said Timothy S. Webster, President and Chief Executive
Officer. "We had continued success implementing our New Balance strategy as our
Retail business significantly outperformed the category overall. This included expanded distribution with key domestic and international customers, and we added two significant import customers. We profitably grew our business, experienced high levels of utilization and efficiency in our manufacturing facilities, and extended our 15-year relationship with Sysco for another three-year term with renewal options."

                                     -more-

AIPC
July 30, 2003

Revenue growth was below the Company's expectations due to more aggressive price promotions than expected in March and April from the branded leader, reduction in trade inventory, primarily with our largest customer who is restructuring the distribution of AIPC products in its supply chain, and the financial challenges faced by Fleming Companies, one of AIPC's top 10 customers.

"None of these factors cause significant concern long-term," continued Webster.
"However, we anticipate that reductions in trade inventory and the financial challenges experienced by Fleming will continue to impact sales versus previous guidance in the fourth quarter. To decrease the Fleming impact, we are hard at work preserving the consumer volume previously purchased through that customer and with the competitive landscape returning to more normalized patterns, we expect to finish the 2003 year with strong growth trends. It is worth noting that the "promoted volume" AIPC did not gain relative to previous expectations, had a very limited effect on profitability."

During the quarter AIPC realized lower material and conversion costs than expected. The Company continues to diligently implement its `Funding the Growth'
cost reduction initiative and benefited from opportunistic market purchases, improving yields, plant efficiencies, and very high levels of plant capacity utilization. These factors and the favorable sales mix described earlier led to higher than expected gross margins and allowed the Company to overcome inflationary pressures from natural gas, insurance and benefits, lower U.S.
currency values, and increased regulatory costs.

Operating cash flow was $12.5 million during the quarter. Year-to-date operating cash flow is $55.3 million, up 44% compared to $38.5 million in the first nine months a year ago. This strong cash flow performance is despite a significant increase in the Company's inventory during the period. The higher inventory is related to the full production in Tolleson, recent acquisitions, higher durum values, seasonality, and lower than expected volumes.

"We are very optimistic about our prospects for significant free cash flow generation in the future," said Webster. "We anticipate steady increases in operating cash flow combined with reduced levels of capital spending allowing us to pay down debt."

The Company also announced that it has extended its exclusive supply agreement with Sysco for another three years, with the option to renew for two additional three-year terms. Included in this agreement is the right of first refusal for pasta programs servicing Sysco customers outside the U.S. Sysco, the Company's founding customer, is the largest foodservice marketing and distribution organization in North America providing food and related products and services to approximately 415,000 customers.

"We are pleased to announce the renewal of our exclusive supply agreement with
Sysco," said Webster. "Our 15-plus year relationship with Sysco continues to grow stronger, as evidenced by this agreement, with the common goal of supplying a superior pasta product at the best value for Sysco's customers. We look forward to a mutually beneficial future of profitable growth."

In looking ahead to the fourth quarter, the Company said it expects continued
strong revenue and earnings growth. Current expectations for EPS are in the range of $.67 - $.72, representing 10% - 18% growth from the $.61 in the fourth quarter of fiscal 2002. Revenue growth is expected in the neighborhood of
15-20%. This guidance is slightly less than previous guidance due principally to lower than expected fourth quarter revenues from the two key customers

                                     -more-

AIPC
July 30, 2003

mentioned earlier in the release and on the Company's current assessment of the market, revenues, and expenses for the remainder of the year.

Conference Call and Webcast
AIPC will conduct a conference call today at 10:00 a.m. Eastern Time that will be webcast live at www.aipc.com. A webcast replay will be made available shortly after the call and will be available for 30 days.

Founded in 1988 and based in Kansas City, Missouri, American Italian Pasta
Company is the largest- and the fastest-growing producer and marketer of dry pasta in North America. The Company has five plants that are strategically located in Excelsior Springs, Missouri; Columbia, South Carolina; Kenosha,
Wisconsin; Tolleson, Arizona; and Verolanuova, Italy. The Company has
approximately 630 employees located in the United States and Italy.

In the accompanying consolidated statements of income for the nine months ended on June 30, 2002 and 2003, the Company has presented EPS before acquisition-related and plant start-up expenses. This is a non-GAAP financial measure presented in the statements because the Company believes this information provides investors with the ability to better assess expected business performance following the integration period for related acquisitions and following the start-up of our new Tolleson, Arizona manufacturing facility.

The statements by the Company contained in this release regarding revenue growth and EPS projections for the balance of fiscal 2003 are forward-looking and based on current expectations. Actual future results could differ materially from those anticipated by such forward-looking statements. The differences could be caused by a number of factors, including, but not limited to, our dependence on a limited number of customers for a substantial portion of our revenue, our ability to manage rapid growth, our ability to obtain necessary raw materials and minimize fluctuations in raw material prices, the impact of the highly competitive environment in which we operate, reliance exclusively on a single product category, our limited experience in the branded retail pasta business, our ability to attract and retain key personnel, our ability to cost-effectively transport our products and the significant risks inherent in our recent international expansion. For additional discussion of the principal factors that could cause actual results to be materially different, refer to our Annual
Report on Form 10-K filed on December 20, 2002, filed by the Company with the
Securities and Exchange Commission, any amendments thereto and other matters disclosed in the Company's other public filings. The Company will not update any forward-looking statements in this press release to reflect future events.

                                     -more-

AIPC
July 30, 2003

                         AMERICAN ITALIAN PASTA COMPANY
                        Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                        Three Months              Three Months
                                                            Ended                    Ended
                                                        June 30, 2003            June 30, 2002            % Change
                                                   ------------------------ -------------------------
Revenues
    Retail                                                    $76,987                   $68,045            13.1%
    Institutional                                              27,315                    23,728            15.1%
                                                   ------------------------ -------------------------
                                                              104,302                    91,773            13.7%

Cost of goods sold                                             67,861                    59,283            14.5%
                                                   ------------------------ -------------------------
Gross profit                                                   36,441                    32,490            12.2%

                                                                34.9%                     35.4%

Selling and marketing expense                                  12,217                    10,841            12.7%
General and administrative expense                              3,484                     2,811            23.9%
                                                   ------------------------ -------------------------
Operating profit                                               20,740                    18,838            10.1%

                                                                19.9%                     20.5%

Interest expense, net                                           2,764                     2,161            27.9%
                                                   ------------------------ -------------------------
Income before income tax expense                               17,976                    16,677             7.8%
Income tax provision                                            5,942                     5,670             4.8%
                                                   ------------------------ -------------------------
Net income                                                    $12,034                   $11,007             9.3%
                                                   ======================== =========================

                                                                11.5%                     12.0%
Basic Earnings Per Common Share:
    Net income per common share                                 $0.67                     $0.61             9.8%

    Weighted average common shares outstanding                 17,838                    17,969
                                                   ======================== =========================

Diluted Earnings Per Common Share:
    Net income per common share                                 $0.65                     $0.59            10.2%

    Weighted average common shares outstanding                 18,594                    18,806
                                                   ======================== =========================

                                     -more-

AIPC
July 30, 2003

                         AMERICAN ITALIAN PASTA COMPANY
                        Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                                          Nine Months               Nine Months
                                                                             Ended                     Ended
                                                                         June 30, 2003             June 30, 2002           % Change
                                                                    ------------------------- ------------------------
Revenues
    Retail                                                                     $241,181                 $209,779            15.0%
    Institutional                                                                80,809                   68,840            17.4%
                                                                    ------------------------- ------------------------
                                                                                321,990                  278,619            15.6%

Cost of goods sold                                                              216,691                  179,568            20.7%
                                                                    ------------------------- ------------------------
Gross profit                                                                    105,299                   99,051             6.3%

                                                                                  32.7%                    35.6%

Selling and marketing expense                                                    38,553                   37,482             2.9%
General and administrative expense                                                9,841                    8,997             9.4%
Provision for acquisition and plant start-up expenses                             4,939                        -              N/A
                                                                    ------------------------- ------------------------
Operating profit                                                                 51,966                   52,572            -1.2%

                                                                                  16.1%                    18.9%

Interest expense, net                                                             7,440                    7,139             4.2%
                                                                    ------------------------- ------------------------
Income before income tax expense                                                 44,526                   45,433            -2.0%
Income tax provision                                                             14,699                   15,515            -5.3%
                                                                    ------------------------- ------------------------
Net income                                                                      $29,827                  $29,918            -0.3%
                                                                    ========================= ========================

                                                                                   9.3%                    10.7%
Basic Earnings Per Common Share:
    Net income per common share before non-recurring
         provision for acquisition and plant start-up expenses                    $1.87                    $1.68            11.3%

    Provision for acquisition and plant start-up expenses,
     net of tax                                                                   (0.19)                       -              N/A
                                                                    ------------------------- ------------------------

    Net income per common share                                                   $1.68                    $1.68             0.0%
                                                                    ========================= ========================

    Weighted average common shares outstanding                                   17,800                   17,824
                                                                    ========================= ========================

Diluted Earnings Per Common Share:
    Net income per common share before non-recurring
         provision for acquisition and plant start-up expenses                    $1.79                    $1.60            11.9%

    Provision for acquisition and plant start-up expenses,
              net of tax                                                          (0.18)                       -              N/A
                                                                    ------------------------- ------------------------

    Net income per common share                                                   $1.61                    $1.60             0.6%
                                                                    ========================= ========================

    Weighted average common shares outstanding                                   18,474                   18,671
                                                                    ========================= ========================

                                     -more-

AIPC
July 30, 2003

                         AMERICAN ITALIAN PASTA COMPANY
                           Consolidated Balance Sheet
                    (in thousands, except per share amounts)

                                                                                 June 30,           September 30,
                                                                                   2003                  2002
                                                                           ---------------------- -------------------
Assets
Current assets:
    Cash and temporary investments                                                 $6,624              $8,247
    Trade and other receivables                                                    44,151              46,463
    Prepaid expenses and deposits                                                  11,159              11,282
    Inventory                                                                      73,881              49,720
    Deferred income taxes                                                           2,420               2,420
                                                                           ---------------------- -------------------
Total current assets                                                              138,235             118,132
Property, plant and equipment:
    Land and improvements                                                          13,742              11,061
    Buildings                                                                     131,809             111,041
    Plant and mill equipment                                                      354,426             312,092
    Furniture, fixtures and equipment                                              24,963              15,509
                                                                           ---------------------- -------------------
                                                                                  524,940             449,703
    Accumulated depreciation                                                     (116,806)            (99,607)
                                                                           ---------------------- -------------------
                                                                                  408,134             350,096
    Construction in progress                                                       16,330              45,844
                                                                           ---------------------- -------------------
Total property, plant and equipment                                               424,464             395,940
Other assets                                                                      189,569             126,537
                                                                           ---------------------- -------------------
Total assets                                                                     $752,268            $640,609
                                                                           ====================== ===================

Liabilities and stockholders' equity

Current liabilities:
    Accounts payable                                                              $38,092             $21,320
    Accrued expenses                                                               12,583              11,359
    Income tax payable                                                              1,050               1,585
    Current maturities of long-term debt                                            4,897               4,279
                                                                           ---------------------- -------------------
Total current liabilities                                                          56,622              38,543
Long-term debt                                                                    314,387             258,193
Deferred income taxes                                                              56,203              46,767
Commitments and contingencies
Stockholders' equity:
    Preferred stock, $.001 par value: Authorized shares - 10,000,000                   --                  --
    Class A common stock, $.001 par value: Authorized shares - 75,000,000              20                  20
    Class B common stock, $.001 par value: Authorized shares - 25,000,000              --                  --
    Additional paid-in capital                                                    222,112             213,671
    Treasury stock                                                                (46,513)            (34,394)
     Unearned compensation                                                           (618)               (940)
    Retained earnings                                                             151,689             121,862
    Accumulated other comprehensive loss                                           (1,634)             (3,113)
                                                                           ---------------------- -------------------
Total stockholders' equity                                                        325,056             297,106
                                                                           ---------------------- -------------------
Total liabilities and stockholders' equity                                       $752,268            $640,609
                                                                           ====================== ===================

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